EXHIBIT 99.1

Harvard Bioscience Reports First Quarter 2014 Results

-Conference Call to Be Held at 11:00 AM ET Today-

HOLLISTON, Mass., May 1, 2014 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO), a global developer, manufacturer and marketer of a broad range of solutions to advance life science, today reported financial highlights for the three months ended March 31, 2014.

Highlights for the Quarter:

  Continued the implementation of its global strategy including organic growth, reinvigorating product development and acquisitions.

  Added to its management team with the appointment of Ronald Aplin to Vice President Global Operations and Quality, a newly created position, to help drive operating efficiencies throughout the Company.

  Hired additional functional leaders, including a regional vice president of sales based in China to help execute its geographic expansion plans, and a senior leader of information technology to help drive functional integration and organizational efficiencies.

Commenting on the first quarter results, Jeffrey A. Duchemin, CEO and President of Harvard Bioscience, said, "Revenue-wise we are right where we expected to be this quarter and we are on track to meet our guidance for 2014. Our backlog is up significantly over last year at this time, and this is a strong indicator that the business is stabilizing. As part of our 2014 strategy, with a strong focus on organic growth, we have continued to strengthen our bench with several key hires. Our new regional vice president of sales will be responsible for growing our presence in the Asian marketplace, particularly China. In other areas, to support our growth initiatives, we have hired an experienced senior leader of information technology charged with streamlining and enhancing our IT systems. In addition, having Ron Aplin join our team as VP Global Operations and Quality significantly boosts our management team along with driving operational efficiency. Collectively, we are focused on increasing our presence in existing and new markets and we've been strengthening our team to accomplish this mission."

First Quarter Reported Results

Revenues for the three months ended March 31, 2014 were $25.9 million, a decrease of approximately $0.2 million, or 0.7% compared to revenues of $26.1 million for the three months ended March 31, 2013. Overall, revenues decreased by 2.7% with currency translation having a 2.0% positive impact. Loss of work days due to winter weather in the U.S. negatively impacted our revenues during the three months ended March 31, 2014. This loss of work translated to fewer consumables being used during those days.

Income from continuing operations, as measured under U.S. generally accepted accounting principles ("GAAP"), was $0.7 million, or $0.02 per diluted share, for the three months ended March 31, 2014 compared to $0.9 million, or $0.03 per diluted share, for the same quarter in 2013. The unfavorable year-to-year quarterly GAAP earnings comparison was due to a combination of lower gross profit, higher restructuring charges and higher interest expense, partially offset by lower transaction costs.

Income from continuing operations, on a non-GAAP basis, was $1.7 million, or $0.05 per diluted share, for the three months ended March 31, 2014 compared to $2.1 million, or $0.07 per diluted share, for the same period in 2013. The unfavorable year-to-year quarterly non-GAAP earnings comparison was due to a combination of lower gross profit and higher interest expense.

Refer to Exhibit 5 below for a reconciliation between the GAAP and non-GAAP income from continuing operations for the three months ended March 31, 2014 and 2013.

Financial Guidance

The Company reiterates its financial guidance from February 27, 2014 which included revenues to be approximately the same as 2013 revenues, which were $105.2 million, and anticipates it will be a bridge year to return the Company to top-line organic growth in 2015 as it boosts its revenues and new product development. The Company expects to report full-year 2014 non-GAAP income from continuing operations of $0.26 per diluted share, an improvement of approximately 20 percent, primarily because of operational improvements and efficiencies. This translates to GAAP income from continuing operations of $0.14 per diluted share. The Company may incur charges, realize gains or experience other events in 2014 that could cause actual results to vary from this guidance. Refer to Exhibit 7 below for a reconciliation between the GAAP and non-GAAP diluted earnings per share guidance.

Conference Call Details

As previously announced, management will host a conference call to discuss first quarter 2014 results and business highlights and outlook, which will be simultaneously broadcast over the Internet and can be accessed through the Harvard Bioscience, Inc. website. The conference call will begin at 11:00 a.m. ET today, May 1, 2014. To listen to the conference call, log on to our website at www.harvardbioscience.com and click on the Earnings Call icon. If you are unable to listen to the live webcast, the call will be archived in the investor relations section of our website. The live conference call is also accessible by dialing toll-free 877-303-7611, or international: 970-315-0445, and referencing the pass code of "30056171". A replay of this conference call will be available from approximately 2:00 p.m. on May 1, 2014 through May 10, 2014 and will be accessible by dialing toll-free 855-859-2056, or toll and international: 404-537-3406, and referencing the pass code of "30056171".

This earnings release, as well as any material financial and other statistical information presented on the call which is not included in this earnings release, is available on the Company's website by clicking on the Press Releases icon. If you are unable to listen to the live conference call, please note that the call, this press release and any related financial or statistical information will be archived on our website under the Press Releases icon or Earnings Call icon, as appropriate.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted operating income, adjusted income from continuing operations and adjusted earnings from continuing operations per diluted share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of income have excluded certain expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as amortization of intangibles related to acquisitions, costs related to acquisition initiatives, transaction costs, severance and restructuring expenses and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our non-GAAP adjusted operating income, non-GAAP adjusted income from continuing operations and non-GAAP adjusted earnings from continuing operations per diluted share for the three months ended March 31, 2014 and 2013 and changes in total revenue compared to the same period of the prior year are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, catalogs, websites, and through distributors including GE Healthcare, Thermo Fisher Scientific Inc., VWR and other specialized distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France and Canada. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, or potential acquisitions, the outlook for the life sciences industry, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include sustained uncertainty concerning government spending; economic and political conditions generally and those affecting pharmaceutical and biotechnology industries; economic, political and other risks associated with international revenues and operations; the seasonal nature of purchasing in Europe; currency exchange rate fluctuations; failure of any banking institution in which the Company deposits its funds or the institution's failure to provide services; the Company's substantial debt and its ability to meet the financial covenants contained in its credit facility; the Company's failure to raise or generate capital necessary to implement its acquisition and expansion strategy; the failure of the Company's spin-off of Harvard Apparatus Regenerative Technology, Inc., or HART, to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes; the failure of HART to indemnify the Company for any liabilities associated with HART's business; unanticipated costs relating to acquisitions, unanticipated costs arising in connection with the Company's consolidation of business functions and any restructuring initiatives; the Company's failure to expand in Asia and other emerging markets; the Company's inability to manage its growth; competition from the Company's competitors; the Company's failure to expand its product offerings, introduce new products or commercialize new technologies; technological changes resulting in the Company's products becoming obsolete; the Company's failure to identify potential acquisition candidates and successfully close such acquisitions with favorable pricing or integrate acquired businesses or technologies; impact of any impairment of the Company's goodwill or intangible assets; the Company's ability to retain key personnel; failure or inadequacy of the Company's information technology structure; rising commodity and precious metals costs; the Company's ability to protect its intellectual property and operate without infringing on others' intellectual property; exposure to product and other liability claims;, plus factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 or described in our other public filings.The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

The Harvard Bioscience logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=23828

For investor inquiries, please call (508) 893-8066. Press releases may be found on our web site.

Exhibit 1
HARVARD BIOSCIENCE, INC.
Selected Consolidated Balance Sheet Information
(unaudited, in thousands)

	March 31,	December 31,
	2014	2013
Assets

Cash and cash equivalents	$ 25,837	$ 25,771
Trade receivables	14,319	13,884
Inventories	15,772	15,777
Property, plant and equipment	4,329	4,375
Goodwill and other intangibles	56,341	56,903
Other assets	18,695	18,750
Total assets	$ 135,293	$ 135,460

Liabilities and Stockholders' Equity

Total current liabilities	15,479	16,085
Total liabilities	39,109	40,975
Stockholders' equity	96,184	94,485
Total liabilities and stockholders' equity	$ 135,293	$ 135,460

Exhibit 2
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2014	2013

Revenues	$ 25,893	$ 26,086
Cost of product revenues	14,132	13,826
Gross profit	11,761	12,260

Sales and marketing expenses	4,432	4,539
General and administrative expenses	4,251	4,222
Research and development expenses	973	1,013
Restructuring charges	137	(21)
Amortization of intangible assets	634	679
HART transaction costs	--	503
Total operating expenses	10,427	10,935

Operating income	1,334	1,325

Other (expense) income:
Foreign exchange	(81)	34
Interest expense	(265)	(130)
Interest income	14	9
Other income (expense), net	17	(8)
Other expense, net	(315)	(95)

Income from continuing operations before income taxes	1,019	1,230
Income tax expense	300	299
Income from continuing operations	719	931
Discontinued operations
Loss from discontinued operations, net of tax	--	(835)
Net income	$ 719	$ 96

Earnings (loss) per share:
Basic earnings per common share from continuing operations	$ 0.02	$ 0.03
Discontinued operations	--	(0.03)
Basic earnings per common share	$ 0.02	$ --

Diluted earnings per common share from continuing operations	$ 0.02	$ 0.03
Discontinued operations	--	(0.03)
Diluted earnings per common share	$ 0.02	$ --

Weighted average common shares:
Basic	31,847	29,778
Diluted	32,925	31,665

Exhibit 3
HARVARD BIOSCIENCE, INC.
Condensed Cash Flow Information
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2014	2013

Cash flows from operations:
Net income	$ 719	$ 96
Changes in assets and liabilities	(940)	(617)
Other adjustments to operating cash flows	1,293	1,097
Net cash provided by operating activities	1,072	576

Investing activities:
Net cash used in investing activities	(169)	(354)

Financing activities:
Proceeds from issuance of debt	--	2,049
Repayments of debt	(1,250)	--
Other financing activities	319	1,553
Net cash (used in) provided by financing activities	(931)	3,602

Effect of exchange rate changes on cash	94	(756)

Increase in cash and cash equivalents	$ 66	$ 3,068

Exhibit 4
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income (Continuing Operations)
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2014	2013

GAAP operating income	$ 1,334	$ 1,325

Adjustments:

Amortization of intangible assets	634	679

HART transaction costs	--	503

Severance and restructuring charges	291	(10)

Stock-based compensation expense	447	636

Non-GAAP adjusted operating income	$ 2,706	$ 3,133

Exhibit 5
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Adjusted Income from Continuing Operations
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2014	2013

GAAP income from continuing operations	$ 719	$ 931

Adjustments:

Amortization of intangible assets	634	679

Acquisition costs	--	8

HART transaction costs	--	503

Severance and restructuring charges	291	(10)

Stock-based compensation expense	447	636

Income taxes (A)	(403)	(613)

Non-GAAP adjusted income from continuing operations	$ 1,688	$ 2,134

(A) Income taxes includes the tax effect of adjusting for the reconciling items.

Exhibit 6
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Diluted Earnings Per Common Share from Continuing Operations to Non-GAAP Adjusted Diluted Earnings Per Common Share from Continuing Operations
(unaudited)

	Three Months Ended
	March 31,
	2014	2013

GAAP diluted earnings per common share from continuing operations	$ 0.02	$ 0.03

Adjustments:

Amortization of intangible assets	0.02	0.02

Acquisition costs	--	--

HART transaction costs	--	0.02

Severance and restructuring charges	0.01	--

Stock-based compensation expense	0.01	0.02

Income taxes (A)	(0.01)	(0.02)

Non-GAAP adjusted diluted earnings per common share from continuing operations	$ 0.05	$ 0.07

(A) Income taxes includes the tax effect of adjusting for the reconciling items.

Exhibit 7
HARVARD BIOSCIENCE, INC.
Reconciliation of Guidance for 2014 GAAP Diluted Earnings per Common Share to Non-GAAP Adjusted Diluted Earnings per Common Share
(unaudited)

GAAP diluted earnings per common share from continuing operations (A)	$ 0.14

Adjustments:

Amortization of intangible assets	0.07

Severance and restructuring charges	0.01

Stock-based compensation expense	0.09

Income taxes (B)	(0.05)

Non-GAAP adjusted diluted earnings per common share from continuing operations (A)	$ 0.26

(A) This guidance excludes the impact of future acquisitions, acquisition costs or restructuring charges.
(B) Income taxes includes the tax effect of adjusting for the reconciling items.

Exhibit 8
HARVARD BIOSCIENCE, INC.
Reconciliation of Changes In Revenues Compared to the Same Period of the Prior Year (Continuing Operations)
(unaudited)

					For the					For the	Three
					Year					Year	Months
	Three Months Ended				Ended	Three Months Ended				Ended	Ended
	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,
	2012	2012	2012	2012	2012	2013	2013	2013	2013	2013	2014

Organic growth	4.2%	2.2%	-1.2%	-4.5%	0.1%	-8.5%	-8.3%	-3.8%	-2.2%	-5.8%	-2.7%

Acquisitions	4.4%	4.9%	1.6%	1.6%	3.1%	0.9%	0.0%	0.0%	0.0%	0.2%	0.0%

Foreign exchange effect	-1.0%	-2.1%	-1.4%	0.2%	-1.1%	-0.3%	-0.1%	0.1%	0.8%	0.2%	2.0%

Total revenue growth	7.6%	5.0%	-1.0%	-2.7%	2.1%	-7.9%	-8.4%	-3.7%	-1.4%	-5.4%	-0.7%

CONTACT: Jeffrey A. Duchemin
         CEO and President
         jduchemin@harvardbioscience.com

         Robert E. Gagnon
         CFO
         rgagnon@harvardbioscience.com

         Tel: 508 893 8999
         Fax: 508 429 8478

         Investor Relations:
         Dian Griesel Int'l.

         Cheryl Schneider
         cschneider@dgicomm.com

         Public Relations:
         Susan Forman or Laura Radocaj
         sforman@dgicomm.com
         lradocaj@dgicomm.com